Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for April 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438
Total loans to business owners	44,739
Small business owner loans	24,485
Business Timely loans	17,179
Secured loans	701
Notes receivable	2,374
Total loans to consumers	36,699
Wide loans	27,321
Consumer loans	9,378

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130
Total loans to business owners	177,207,008
Small business owner loans	64,835,006
Business Timely loans	25,394,619
Secured loans	84,794,557
Notes receivable	2,182,825
Total loans to consumers	43,414,122
Wide loans	40,412,835
Consumer loans	3,001,286

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000
Sanyo Club	6,926,000
Shinsei Business Finance	3,043,000
Chuo Mitsui Finance Service	744,000
Accounts receivable guaranteed	1,105,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277												1,277
Approvals	252												252
Approval ratio	19.73%												19.73%
Business Timely loans
Applications	1,471												1,471
Approvals	1,018												1,018
Approval ratio	69.20%												69.20%
Secured loans
Applications	167												167
Approvals	57												57
Approval ratio	34.13%												34.13%
Notes receivable
Applications	42												42
Approvals	33												33
Approval ratio	78.57%												78.57%
Wide loans
Applications	4,485												4,485
Approvals	259												259
Approval ratio	5.77%												5.77%
Consumer loans
Applications	1,305												1,305
Approvals	349												349
Approval ratio	26.74%												26.74%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
April 2005

												(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	60	238,300	259	220,983	0	0	1	3,000	0	0	33	8,400	353	470,683
Other	175	1,531,700	368	537,539	8	130,100	8	31,145	281	891,300	214	56,442	1,054	3,178,227

Total	235	1,770,000	627	758,522	8	130,100	9	34,145	281	891,300	247	64,842	1,407	3,648,910

April 2006

												(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	53	150,950	155	162,460	2	193,000	0	0	1	3,000	28	7,978	239	517,388
Other	199	1,461,300	301	424,304	55	10,813,921	33	77,746	258	765,780	263	75,182	1,109	13,618,233

Total	252	1,612,250	456	586,764	57	11,006,921	33	77,746	259	768,780	291	83,160	1,348	14,135,622

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
April 2005

												(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,717	5,560,232	4,673	6,387,928	8	92,226	2	3,401	9	19,041	1,277	399,197	7,686	12,462,027
Other	22,570	53,142,196	12,901	14,886,727	381	19,029,554	117	225,587	31,109	47,044,561	7,850	2,457,668	74,928	136,786,296

Total	24,287	58,702,429	17,574	21,274,655	389	19,121,781	119	228,988	31,118	47,063,603	9,127	2,856,865	82,614	149,248,323

April 2006

												(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,822	5,434,411	5,593	9,903,581	11	237,480	1	367	13	26,456	1,148	341,707	8,588	15,944,004
Other	20,281	52,807,365	11,586	15,491,038	563	83,341,122	124	233,723	27,308	40,386,379	8,230	2,659,579	68,092	194,919,207

Total	22,103	58,241,777	17,179	25,394,619	574	83,578,602	125	234,090	27,321	40,412,835	9,378	3,001,286	76,680	210,863,211

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of April 30, 2004, 2005 and 2006
April 30, 2004

							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	539,185	0.97	350,310	0.63	1,808,284	3.26	2,697,781	4.86	55,508,169
Business Timely loans	251,781	1.33	184,894	0.98	0	0.00	436,676	2.31	18,905,838
Secured loans	15,948	0.16	19,892	0.20	79,526	0.81	115,368	1.18	9,794,962
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	3,632,584
Wide loans	510,681	0.90	324,798	0.57	1,448,543	2.56	2,284,023	4.03	56,645,751
Consumer loans	527,170	1.50	346,157	0.98	259	0.00	873,587	2.48	35,240,688

Total	1,844,767	1.03	1,226,054	0.68	3,336,613	1.86	6,407,436	3.57	179,727,994

April 30, 2005

							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	620,705	1.06	444,503	0.76	1,864,123	3.18	2,929,332	4.99	58,702,429
Business Timely loans	258,639	1.22	139,500	0.66	958	0.00	399,098	1.88	21,274,655
Secured loans	7,909	0.04	15,039	0.08	460,264	2.41	483,214	2.53	19,121,781
Notes receivable	0	0.00	0	0.00	24,167	10.55	24,167	10.55	228,988
Wide loans	465,193	0.99	262,596	0.56	1,167,257	2.48	1,895,047	4.03	47,063,603
Consumer loans	47,355	1.66	36,766	1.29	0	0.00	84,121	2.94	2,856,865

Total	1,399,802	0.94	898,406	0.60	3,516,772	2.36	5,814,981	3.90	149,248,323

April 30, 2006

							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	693,718	1.19	381,128	0.65	2,101,575	3.61	3,176,422	5.45	58,241,777
Business Timely loans	270,628	1.07	289,375	1.14	0	0.00	560,003	2.21	25,394,619
Secured loans	336,700	0.40	0	0.00	322,985	0.39	659,685	0.79	83,578,602
Notes receivable	0	0.00	3,500	1.50	14,236	6.08	17,736	7.58	234,090
Wide loans	368,123	0.91	226,066	0.56	880,909	2.18	1,475,099	3.65	40,412,835
Consumer loans	55,970	1.86	47,162	1.57	2,225	0.07	105,358	3.51	3,001,286

Total	1,725,141	0.82	947,232	0.45	3,321,933	1.58	5,994,307	2.84	210,863,211

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

					(amount in millions of yen)
	April 2005		April 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	99,000	75.24%	124,789	60.89%	131,521	62.03%
Bank	82,674	62.83%	107,124	52.27%	112,946	53.27%
Non-life insurance companies	1,683	1.28%	1,981	0.97%	1,981	0.93%
Other financial institutions	14,642	11.13%	15,684	7.65%	16,592	7.83%
Direct	32,575	24.76%	80,137	39.11%	80,491	37.97%

Total	131,575	100.00%	204,927	100.00%	212,013	100.00%

Borrowings by maturity

					(amount in millions of yen)
	April 2005		April 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	9,951	7.56%	43,500	21.23%	49,700	23.44%
Long-term loan	121,624	92.44%	161,427	78.77%	162,313	76.56%
Long-term loan within 1year	54,415	41.36%	52,766	25.75%	50,301	23.73%
Long-term loan over 1year	67,209	51.08%	108,661	53.02%	112,012	52.83%

Total	131,575	100.00%	204,927	100.00%	212,013	100.00%

Borrowing rates

			(%)
	April 2005	April 2006	March 2006
Indirect	1.96	1.47	1.46
Bank	1.89	1.46	1.45
Non-life insurance companies	2.35	1.84	1.84
Other financial institutions	2.34	1.48	1.46
Direct	1.31	0.80	0.90

Total	1.80	1.21	1.28

List of Investment Securities

							As of April 28, 2006
							(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	104,000	11,930,568,000	4,671,093,743
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	482	5,921,562,800	3,464,482,800
IDU Co.	8922	5,200	198,758	1,033,544,000	413,000	2,147,600,000	1,114,056,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	2,060,000	1,030,000,000	1,021,397,572
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	297,000	445,500,000	320,500,000
Axell Corp.	6730	600	41,666	25,000,000	431,000	258,600,000	233,600,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	369,000	184,500,000	133,233,750
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	14,390	143,900,000	88,593,361
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	131,000	196,500,000	73,236,000
SBI Holdings, Inc.	8473	970	2,144	2,079,680	58,000	56,260,000	54,180,320
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	934	114,854,914	41,959,045
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	2,070	35,811,000	11,573,700
Gamepot Inc.	3792	30	24,335	730,050	349,000	10,470,000	9,739,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	153,000	75,888,000	8,063,755
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	797	79,700,000	5,760,500
Aeria Inc.	3758	90	501,866	45,168,000	503,000	45,270,000	102,000
The Bank of Kochi, Ltd.	8416	60,000	460	27,600,000	316	18,960,000	-8,640,000
MOC Corp.	2363	800	165,000	132,000,000	116,000	92,800,000	-39,200,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	373	2,713,575,000	-199,199,646

Subtotal				14,497,786,864		25,502,319,714	11,004,532,850

Non-listed Companies and Others				Book Value		Carrying Value	Difference
Number of individual issues: 146				13,113,006,112		13,113,006,112	0

* Deemed securities are included.

Total				27,610,792,976		38,615,325,826	11,004,532,850

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.
Affiliates and Subsidiaries

							(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
Nippon Real Estate Rating Services Co., Ltd.		400	50,000	20,000,000	50,000	20,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	800,000	625	500,000,000	78,500	62,800,000,000	62,300,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	740	2,317,680,000	871,262,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Nissin Leasing (China) Co., Ltd.*		—	—	2,210,311,000	—	2,210,311,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,739,920	541,606	3,810,739,920	0
Other subsidiaries				117,623,711		117,623,711	0

Total				9,648,092,531		72,819,354,631	63,171,262,100

*	Beginning book value (US$20,000,000) of Nissin Leasing (China) Co., Ltd. is converted into yen.